Exhibit 99.1

LaserCard Corporation Reports Results for
Fiscal Fourth Quarter and Year Ended March 31, 2010

Mountain View, Calif. – April 29, 2010 – LaserCard Corporation (NASDAQ:LCRD), a leading provider of secure ID solutions, today announced financial results for its fiscal 2010 fourth quarter and fiscal year ended March 31, 2010.

Revenues for the fourth quarter of fiscal 2010 were $14.2 million, compared with $12.4 million in the prior quarter and $14.7 million in the same quarter a year ago.  GAAP net income for the fourth quarter of fiscal 2010 was $853,000, or $0.07 per diluted share, compared with GAAP net income of $1.3 million, or $0.11 per diluted share in the prior quarter, and GAAP net income of $944,000, or $0.08 per diluted share, in the same quarter a year ago.

For the fiscal year ended March 31, 2010, LaserCard reported revenues of $58.6 million, compared with prior fiscal year revenues of $49.8 million.  GAAP net income for fiscal 2010 was $6.0 million, or $.49 per diluted share, compared with a GAAP net loss of $0.9 million, or ($0.08) per diluted share in the prior year.

Revenue from optical security media cards totaled $43.3 million in fiscal 2010, up 40% from $30.9 million in fiscal 2009.  Revenue from specialty cards and printers totaled $14.1 million in fiscal 2010 versus $15.8 million in fiscal 2009, with the remaining revenues coming from professional services and other products and services within the drive systems and services segment.  Optical security media card backlog at March 31, 2010 totaled $10.4 million.

LaserCard Corporation’s cash, cash equivalents, and short-term investments, net of short-term debt with UBS Financial Services, Inc. (UBS), were $37.2 million at March 31, 2010.  The short-term debt will be extinguished by UBS with a portion of the proceeds from the sale of student loan auction rate securities to UBS expected to occur on June 30, 2010.  Cash provided by operating activities totaled $16.7 million for the year ended March 31, 2010.

Non-GAAP Results:

Non-GAAP net income for the fourth quarter of fiscal 2010 was $1.4 million, or $.11 per diluted share, compared with non-GAAP net income of $1.6 million, or $0.13 per diluted share, for the same quarter a year ago.

Non-GAAP net income for fiscal 2010 was $7.4 million, or $.60 per diluted share, compared with non-GAAP net income of $1.7 million, or $0.14 per diluted share, for the previous year.

Non-GAAP net income and net income per diluted share exclude expenses related to ASC 718 (formerly SFAS123R) stock-based compensation, the unrealized income (expense) relating to the fair value adjustment of auction rate securities and UBS put option agreement, and the gain on a contract termination.

“We are very pleased with our fiscal 2010 financial results,” said Robert DeVincenzi, President and CEO.  “Full year revenues grew 18% over the prior year reflecting the continued acceptance of our technology and solutions offerings.  Through our continuous innovation program, we advanced our core technology and its applications.  In addition, we strengthened our sales, marketing and professional services organizations, which deepened our market presence.”

Earnings Results Conference Call
LaserCard will hold a conference call to discuss the Company's fiscal 2010 fourth quarter and year end results today, April 29, 2010, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 773-799-3302 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 203-369-3986.  You will need to reference the passcode:  “LaserCard” and the conference leader: Robert DeVincenzi.  To listen to the call via the Internet, please log on to: www.lasercard.com or www.investorcalendar.com.  The Internet Webcast will be archived for one year.  This press release will be furnished to the SEC on a Form 8-K and posted to our web site prior to today’s conference call.

About LaserCard Corporation
LaserCard Corporation, together with its subsidiaries, is a leading provider of secure ID solutions to governments and commercial clients worldwide. It develops, manufactures, and integrates LaserCard® optical security media cards, multi-technology cards, encoders, peripherals, smart and specialty cards, biometrics, and modular software. The Company’s cards and systems are used in various applications, including citizen identification, border security, government service delivery and facility access.

For more information, please go to www.lasercard.com.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates.  Examples of forward-looking statements in this release include statements regarding the company’s innovations and the potential value thereof and the implication that strengthening the Company’s marketing, sales, and service organizations will lead to positive results.  This and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove correct, and involve a number of risks and uncertainties including, but not limited to, any portion of our optical security media card backlog being cancelled by a customer, whether our innovations lead to additional revenue as well as the risk factors detailed under the caption “Risk Factors” and elsewhere in the Company's Form 10-K and 10-Q filings with the Securities and Exchange Commission.  Due to these and other risks, future actual results could differ materially from the Company’s expectations.  These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.  These non-GAAP financial measures may be different than those used by other companies, including our competitors.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation and unrealized fair-value adjustments, less the related tax effects of such items. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and fair-value adjustments. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. First, non-GAAP net income excludes some recurring costs, namely stock-based compensation. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LASERCARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenues	$14,178	$14,676	$58,611	$49,771
Cost of product sales	9,144	9,129	34,603	32,600
Gross profit	5,034	5,547	24,008	17,171

Operating expenses:
Selling, general, and administrative expenses	3,867	3,987	16,306	15,424
Research and development expenses	291	392	1,172	2,366
Total operating expenses	4,158	4,379	17,478	17,790
Operating income (loss)	876	1,168	6,530	(619)

Other income (loss), net	39	(141)	726	(235)

Income (loss) before income taxes	915	1,027	7,256	(854)

Provision for income tax (benefit)	62	83	1,264	86

Net income (loss)	$853	$944	$5,992	$(940)

Net income (loss) per share:
Basic	$0.07	$0.08	$0.49	$(0.08)
Diluted	$0.07	$0.08	$0.49	$(0.08)

Weighted-average shares of common stock
used in computing net income (loss) per share:
Basic	12,235	12,104	12,189	12,052
Diluted	12,272	12,114	12,226	12,052

LASERCARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
March 31, 2010 and 2009
(In thousands)

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$33,180	$15,912
Short-term investments	11,907	174
Accounts receivable, net of allowance of $37 at March 31, 2010	4,157	10,217
and $59 at March 31, 2009
Inventories, net of reserves of $2,143 at March 31, 2010	11,326	14,232
and $863 at March 31, 2009
Deferred contract costs	213	345
Prepaid and other current assets	1,280	934
Total current assets	62,063	41,814

Property and equipment, net of accumulated depreciation of $23,904 at March 31, 2010	9,409	10,872
and $21,555 at March 31, 2009
Equipment held for resale	7,155	7,062
Long-term investments	-	13,239
Patents and other intangibles, net	307	400
Notes receivable	230	227
Deferred contract costs	79	568
Other non-current assets	48	108
Total assets	$79,291	$74,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,236	$1,698
Accrued liabilities	4,539	3,397
Deferred income tax liability	191	234
Advance payments from customers	6,525	7,958
Short-term debt	7,865	8,681
Deferred revenue	533	589
Deferred rent	270	257
Capital lease obligation	76	72
Total current liabilities	21,235	22,886

Capital lease obligation, net of current portion	77	166
Advance payments from customers, net of current portion	24,505	26,122
Deferred revenue, net of current portion	3,306	3,788
Deferred rent, net of current portion	954	1,203
Income tax payable	308	277
Total liabilities	50,385	54,442

Stockholders' equity:
Preferred stock, $0.01 par value:
Authorized - 2,000,000 shares
Issued - none	—	—
Common stock, $0.01 par value
Authorized - 30,000,000 shares
Issued and outstanding - 12,234,882 shares at March 31, 2010
and 12,113,985 shares at March 31, 2009	122	121
Additional paid-in capital	69,492	66,422
Accumulated deficit	(40,815)	(46,807)
Accumulated other comprehensive income (loss)	107	112
Total stockholders' equity	28,906	19,848

Total liabilities and stockholders’ equity	$79,291	$74,290

LASERCARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
March 31, 2010 and 2009
(In thousands)

	2010	2009
Cash flows from operating activities:
Net income (loss)	$5,992	$(940)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	2,674	2,877
Fixed Asset disposal	25	302
Provision for doubtful accounts receivable	53	32
Provision for excess and obsolete inventory	1,858	352
Provision for warranty reserve	77	24
Decrease in deferred tax asset	-	92
Stock-based compensation	2,192	2,357
Put option, (gain) loss on fair value	193	(1,006)
Mark to market, trading (gain) loss	(454)	1,267
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,027	(7,547)
Decrease (increase) in inventories	1,075	(1,845)
Decrease (inrease) in deferred contract costs	624	(83)
Decrease (increase) in other current assets	(288)	520
Increase in equipment held for resale	(93)	(373)
Decrease in other non-current assets	60	168
Increase (decrease) in accounts payable and accrued liabilities	618	(249)
Decrease in deferred income tax liabilities	(46)	(128)
Increase (decrease) in deferred revenue	(540)	380
Increase (decrease) in deferred rent	(236)	291
Increase (decrease) in advance payments from customers	(3,078)	7,606
Net cash provided by (used in) operating activities	16,733	4,097
Cash flows from investing activities:
Purchases of property and equipment	(1,148)	(2,496)
Acquisition of patents	(16)	(127)
Purchases of short-term investments	(7)	-
Proceeds from maturities of short-term investments	1,600	-
Changes in restricted cash balances	174	(174)
Net cash provided by (used in) investing activities	603	(2,797)
Cash flows from financing activities:
Proceeds from sale of common stock through stock plans	230	241
Tax benefit on carryforward of gain from exercise of common stock options	747	-
Employee's taxes withheld and paid for restricted stock	(98)	(43)
Net borrowing on revolving credit agreement	(816)	8,681
Principal payments on capital lease obligation	(91)	(48)
Net cash provided by financing activities	(28)	8,831
Effect of exchange rate changes on cash and cash equivalents	(40)	198
Net increase in cash and cash equivalents	17,268	10,329
Cash and cash equivalents:
Beginning of period	15,912	5,583
End of period	$33,180	$15,912

Supplemental disclosures - cash payments for:
Income taxes	$290	$-
Interest expense	$236	$141

Supplemental schedule of non-cash investing activities:
Equipment acquired under capital lease	$-	$198
Unrealized loss (gain) in fair value of investments in other comprehensive income (loss)	$-	$(625)
Unrealized loss (gain) in fair value of investments in earnings	$(261)	$261

LASERCARD CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Non-GAAP Net income:
GAAP net income (loss)	$853	$944	$5,992	$(940)
Stock-based compensation	508	607	2,192	2,357
Loss (gain) on fair value of investment	(114)	(164)	(454)	1,267
Loss (gain) related to the Put-Right option	114	221	193	(1,006)
Contract termination	-	-	(495)	-
Income tax effect of non-GAAP adjustments	(3)	-	(65)	-
Non-GAAP net income	$1,358	$1,608	$7,363	$1,678

Non-GAAP EPS:
Net income per share:
Basic	$0.11	$0.13	$0.60	$0.14
Diluted	$0.11	$0.13	$0.60	$0.14

Weighted-average shares of common stock
used in computing net income (loss) per share:
Basic	12,235	12,104	12,189	12,052
Diluted	12,272	12,114	12,226	12,052

As reported GAAP:
Net income (loss) per share:
Basic	$0.07	$0.08	$0.49	$(0.08)
Diluted	$0.07	$0.08	$0.49	$(0.08)

Weighted-average shares of common stock
used in computing net income (loss) per share:
Basic	12,235	12,104	12,189	12,052
Diluted	12,272	12,114	12,226	12,052